Exhibit 99.1

AMERICAN GREETINGS ANNOUNCES FIRST QUARTER EARNINGS

CLEVELAND (June 29, 2011)—American Greetings Corporation (NYSE: AM) today announced its results for the first fiscal quarter ended May 27, 2011.

First Quarter Results

For the first quarter of fiscal 2012, the Company reported total revenue of $402.3 million, pre-tax income of $50.8 million, and net income of $32.6 million or 78 cents per share (all per-share amounts assume dilution). Revenue was reduced by $1.9 million as a result of scan-based trading conversions that occurred during the quarter. The pre-tax income impact of the scan-based trading conversions was $2.3 million (after-tax $1.4 million, reducing earnings per share by about 3 cents).

For the first quarter of fiscal 2011, the Company reported total revenue of $396.3 million, pre-tax income of $51.0 million, and net income of $30.8 million or 75 cents per share. The Company incurred pre-tax costs associated with the integrations of Papyrus and Recycled Paper Greetings of $3.4 million (after-tax of $2.1 million, reducing earnings per share by about 5 cents).

Management Comments and Outlook

Chief Executive Officer Zev Weiss said, “Despite the continuing erratic economic environment, we achieved a record level of earnings per share in the first quarter driven by the combination of the changes we made to our portfolio of businesses in recent years, our growing market share in North America, and the continuation of good expense management.”

For fiscal 2012, the Company expects revenue to grow approximately 5% compared to fiscal 2011. The Company expects cash flow from operating activities to fall within the range of $125 million to $145 million and capital expenditures between $45 million and $50 million, resulting in cash flow from operating activities minus capital expenditures of $80 million to $100 million. This cash flow estimate includes an aggregate use of cash of approximately $5 million to $15 million for the combination of working capital, deferred costs, and taxes.

Conference Call on the Web

American Greetings will broadcast its conference call live on the Internet at 9:00 a.m. Eastern time today. The conference call will be accessible through the Investor Relations section of the American Greetings Web site at http://investors.americangreetings.com. A replay of the call will be available on the site.

About American Greetings Corporation

For more than 100 years, American Greetings Corporation (NYSE: AM) has been a creator and manufacturer of innovative social expression products that assist consumers in enhancing their relationships. The Company’s major greeting card lines are American Greetings, Carlton Cards, Gibson, Recycled Paper Greetings and Papyrus, and other paper product offerings include DesignWare party goods and American Greetings and Plus Mark gift-wrap and boxed cards. American Greetings also has one of the largest collections of electronic greetings on the Web, including cards available at AmericanGreetings.com through AG Interactive, Inc. (the Company’s online division). In addition to its product lines, American Greetings also creates and licenses popular character brands through the American Greetings Properties group. Headquartered in Cleveland, Ohio, American Greetings generates annual revenue of approximately $1.6 billion, and its products can be found in retail outlets worldwide. For more information on the Company, visit http://corporate.americangreetings.com.

###

CONTACT:

Gregory M. Steinberg

Treasurer and Executive Director of Investor Relations

American Greetings Corporation

216-252-4864

investor.relations@amgreetings.com

Non-GAAP Measures

Certain after-tax and liquidity amounts included in this earnings release may be considered non-GAAP measures under the Securities and Exchange Commission’s Regulation G. The after-tax amounts were calculated based on the Company’s statutory tax rate of approximately 38.9%. Management believes that after-tax information is useful in analyzing the Company’s results and that cash flow from operating activities minus capital expenditures provides a liquidity measure useful to investors in analyzing the cash generation of the Company.

Factors That May Affect Future Results

Certain statements in this release, including those under Management Comments and Outlook, may constitute forward-looking statements within the meaning of the Federal securities laws. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. These forward-looking statements are based on currently available information, but are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and may be beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include, but are not limited to, the following:

•	a weak retail environment and general economic conditions;

•	competitive terms of sale offered to customers;

•	retail consolidations, acquisitions and bankruptcies, including the possibility of resulting adverse changes to retail contract terms;

•	the timing and impact of investments in new retail or product strategies as well as new product introductions and achieving the desired benefits from those investments;

•	the timing and impact of converting customers to a scan-based trading model;

•	the ability to achieve the desired benefits associated with the Company’s cost reduction efforts;

•	the ability to successfully implement or achieve the desired benefits associated with any information systems refresh the Company may implement;

•	Schurman Fine Papers’ ability to successfully operate its retail operations and satisfy its obligations to the Company;

•	consumer acceptance of products as priced and marketed;

•	the impact of technology, including social media, on core product sales;

•	escalation in the cost of providing employee health care;

•	the Company’s ability to achieve the desired accretive effect from any share repurchase programs;

•	the Company’s ability to comply with its debt covenants;

•	fluctuations in the value of currencies in major areas where the Company operates, including the U.S. Dollar, Euro, U.K. Pound Sterling, and Canadian Dollar; and

•	the outcome of any legal claims known or unknown.

Risks pertaining specifically to AG Interactive include the viability of online advertising, subscriptions as revenue generators, and the ability to adapt to rapidly changing social media and the digital photo sharing space.

In addition, this release contains time-sensitive information that reflects management’s best analysis as of the date of this release. American Greetings does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in the Company’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K.

AMERICAN GREETINGS CORPORATION

FIRST QUARTER CONSOLIDATED STATEMENT OF INCOME

FISCAL YEAR ENDING FEBRUARY 29, 2012

(In thousands of dollars except share and per share amounts)

	(Unaudited) Three Months Ended
	May 27, 2011	May 28, 2010

Net sales	$396,776	$392,105
Other revenue	5,573	4,203

Total revenue	402,349	396,308

Material, labor and other production costs	157,929	158,013
Selling, distribution and marketing expenses	123,292	117,551
Administrative and general expenses	65,298	66,032
Other operating income - net	(923)	(594)

Operating income	56,753	55,306

Interest expense	6,124	6,202
Interest income	(321)	(213)
Other non-operating expense (income) - net	160	(1,700)

Income before income tax expense	50,790	51,017
Income tax expense	18,197	20,178

Net income	$32,593	$30,839

Earnings per share - basic	$0.80	$0.78

Earnings per share - assuming dilution	$0.78	$0.75

Average number of common shares outstanding	40,500,357	39,638,568

Average number of common shares outstanding - assuming dilution	41,799,366	40,849,429

Dividends declared per share	$0.15	$0.14

AMERICAN GREETINGS CORPORATION

FIRST QUARTER CONSOLIDATED STATEMENT OF FINANCIAL POSITION

FISCAL YEAR ENDING FEBRUARY 29, 2012

(In thousands of dollars)

	(Unaudited)
	May 27, 2011	May 28, 2010

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$211,139	$186,775
Trade accounts receivable, net	137,213	110,085
Inventories	203,346	157,913
Deferred and refundable income taxes	46,686	74,951
Assets held for sale	7,180	14,680
Prepaid expenses and other	117,315	118,046

Total current assets	722,879	662,450

GOODWILL	29,701	30,238
OTHER ASSETS	431,472	413,237
DEFERRED AND REFUNDABLE INCOME TAXES	127,731	150,207

Property, plant and equipment - at cost	859,189	835,707
Less accumulated depreciation	616,706	597,610

PROPERTY, PLANT AND EQUIPMENT - NET	242,483	238,097

	$1,554,266	$1,494,229

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Debt due within one year	$—	$99,000
Accounts payable	98,641	80,205
Accrued liabilities	65,527	61,425
Accrued compensation and benefits	35,163	35,472
Income taxes payable	18,752	25,390
Other current liabilities	100,107	91,878

Total current liabilities	318,190	393,370

LONG-TERM DEBT	233,298	230,973
OTHER LIABILITIES	186,484	179,643
DEFERRED INCOME TAXES AND NONCURRENT INCOME TAXES PAYABLE	32,132	30,548

SHAREHOLDERS’ EQUITY
Common shares - Class A	37,942	37,064
Common shares - Class B	2,803	2,926
Capital in excess of par value	502,131	478,676
Treasury stock	(951,643)	(951,830)
Accumulated other comprehensive income (loss)	2,121	(40,257)
Retained earnings	1,190,808	1,133,116

Total shareholders’ equity	784,162	659,695

	$1,554,266	$1,494,229

AMERICAN GREETINGS CORPORATION

FIRST QUARTER CONSOLIDATED STATEMENT OF CASH FLOWS

FISCAL YEAR ENDING FEBRUARY 29, 2012

(In thousands of dollars)

	(Unaudited) Three Months Ended
	May 27, 2011	May 28, 2010

OPERATING ACTIVITIES:
Net income	$32,593	$30,839
Adjustments to reconcile net income to cash flows from operating activities:
Stock-based compensation	2,662	2,650
Net loss (gain) on disposal of fixed assets	86	(151)
Depreciation and amortization	9,929	10,294
Deferred income taxes	1,147	(535)
Other non-cash charges	872	735
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Trade accounts receivable	(12,389)	19,576
Inventories	(18,750)	4,483
Other current assets	2,442	(2,878)
Income taxes	7,596	15,830
Deferred costs - net	13,099	13,802
Accounts payable and other liabilities	(27,922)	(66,362)
Other - net	597	4,256

Total Cash Flows From Operating Activities	11,962	32,539

INVESTING ACTIVITIES:
Property, plant and equipment additions	(8,891)	(5,965)
Cash payments for business acquisitions, net of cash acquired	(5,992)	—
Proceeds from sale of fixed assets	24	555
Proceeds from escrow related to party goods transaction	0	24,523

Total Cash Flows From Investing Activities	(14,859)	19,113

FINANCING ACTIVITIES:
Net decrease in long-term debt	—	(250)
Sale of stock under benefit plans	12,000	19,087
Purchase of treasury shares	(9,942)	(12,979)
Dividends to shareholders	(6,062)	(5,525)

Total Cash Flows From Financing Activities	(4,004)	333

EFFECT OF EXCHANGE RATE CHANGES ON CASH	2,202	(3,159)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(4,699)	48,826

Cash and Cash Equivalents at Beginning of Year	215,838	137,949

Cash and Cash Equivalents at End of Period	$211,139	$186,775

AMERICAN GREETINGS CORPORATION

FIRST QUARTER CONSOLIDATED SEGMENT DISCLOSURES

FISCAL YEAR ENDING FEBRUARY 29, 2012

(In thousands of dollars)

	(Unaudited) Three Months Ended
	May 27, 2011	May 28, 2010

Total Revenue:
North American Social Expression Products	$303,228	$308,309

International Social Expression Products	70,205	57,573

AG Interactive	16,717	18,554

Non-reportable segments	12,199	11,872

	$402,349	$396,308

Segment Earnings (Loss):
North American Social Expression Products	$59,618	$64,063

International Social Expression Products	3,303	2,834

AG Interactive	2,312	2,372

Non-reportable segments	4,606	2,152

Unallocated	(19,049)	(20,404)

	$50,790	$51,017